UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 15, 2013

LANDAUER, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9788 (Commission File Number)	06-1218089 (IRS Employer Identification No.)

2 Science Road, Glenwood, Illinois 60425

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (708) 755-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 15, 2013, Landauer, Inc. (the “Company”) received a letter (the “Letter”) from the New York Stock Exchange (the “NYSE”) notifying the Company that it failed to comply with NYSE Listed Company Manual Sections 204.21 and 401.02 to provide timely notification to the NYSE of the record date for the Company’s upcoming 2013 Annual Meeting of Stockholders at least ten days prior to such record date. Receipt of a public reprimand letter of this nature is a required disclosure under Item 3.01 of Form 8-K.

The Letter stated the Company has not fallen below the financial and other continued listing standards provided in Chapter 8 of the Listed Company Manual or failed to comply with the audit committee standards set out in Section 303A.06.

The Company views this failure to notify the NYSE as unintentional and to be an isolated incident and makes every effort to comply, and in the past has complied, with all NYSE rules applicable to it. The Company (1) timely filed with the Securities and Exchange Commission its proxy statement related to its 2013 Annual Meeting of Stockholders, which included a reference to such record date and (2) did give notice of the record date to the Depositary Trust and Clearing Corporation (the “DTCC”) and Broadridge more than ten days before the record date. Accordingly the Company believes that such notice was generally communicated to investors and the trading markets by DTCC and Broadridge more than ten days before the record date. The Company confirms that the record date for its 2013 Annual Meeting of Stockholders to be held on February 21, 2013 continues to be December 27, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAUER, INC.

January 18, 2013	By:	/s/ Michael K. Burke
Michael K. Burke
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

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